UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 2, 2006
Date of Report (Date of earliest event reported)
IDS Managed Futures II, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-17443	06-1207252

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

30 South Wacker Drive, Suite 1603		60606

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code                 (312) 456-6462
Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On September 27, 2006, IDS Futures Corporation (“IDS Futures”) filed an application (the “Application”) with the Delaware Court of Chancery (the “Delaware Court”) seeking an order to dissolve IDS Managed Futures II, L.P. (the “Registrant”) and requesting related relief. IDS Futures acts as a co-General Partner to the Registrant, together with Refco Commodity Management, Inc. (“RCMI”).
     Refco Inc., the ultimate parent of RCMI, and certain of its other affiliates (collectively, the “Debtors”), commenced voluntary bankruptcy cases on October 17, 2005, in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). RCMI did not seek bankruptcy protection, and has continued to act as a co-General Partner of the Registrant. Shortly after initiating their bankruptcy cases, the Debtors sold their regulated commodities futures merchant business to Man Financial Inc. The sale did not include the assets of RCMI.
     RCMI has however subsequently advised IDS Futures that it has entered into a binding letter of intent regarding a proposed transaction that, subject to the satisfaction of certain conditions, would result in RCMI withdrawing as a General Partner in the near future. With substantial assets tied up in the Debtors’ bankruptcy cases, the remaining assets of the Registrant are not sufficient to warrant the replacement of RCMI as a General Partner and, in any case, the Registrant is scheduled to terminate by its terms on December 31, 2007. The Registrant’s limited partnership agreement does not contemplate a process for winding down the activities of the Registrant given the circumstances caused by the Debtors’ bankruptcy cases. Accordingly, IDS Futures filed an application for direction from the Delaware Court to dissolve the Registrant and to distribute its assets for the benefit of the Registrant’s partners.
     If the Application is granted and the requisite court order is received, IDS Futures will continue to act as General Partner solely to dissolve the Registrant and distribute the proceeds from such dissolution as provided in the Registrant’s limited partnership agreement, and as described in the Application, including any proceeds received from the Debtors’ bankruptcy cases. On the other hand, if the requisite court order is not received, IDS Futures will withdraw as General Partner of the Registrant effective as of December 31, 2006. In the event the latter occurs, by its Application, IDS Futures seeks alternative relief from the Delaware Court for the appointment of a qualified, independent liquidating trustee. IDS Futures anticipates that the Delaware Court will schedule a hearing on the Application for a date in early December of this year.
     Exhibit 16.1 attached hereto is a copy of the Application filed on September 27, 2006.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
          The following exhibit is filed as part of this report:

Exhibit
Number	Description
16.1	Application for Dissolution of the Registrant, filed on September 27, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDS MANAGED FUTURES II, L.P.
By:	Refco Commodity Management, Inc.
its co-General Partner

Date: October 2, 2006	By:	/s/ Robert Shapiro
		Name:	Robert Shapiro
		Title:	President

EXHIBIT INDEX

Exhibit
Number	Description
16.1	Application for Dissolution of the Registrant, filed on September 27, 2006